UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2016
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
 __________________

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company's 2016 Annual Meeting of Shareholders was held on May 19, 2016. At the meeting, shareholders voted on the following items:
Proposal 1: The following nominees were elected by majority vote to serve on the Board of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Gerard J. Arpey	901,685,240	5,491,578	1,707,662	188,184,705
Ari Bousbib	904,169,395	2,942,435	1,772,650	188,184,705
Gregory D. Brenneman	897,135,056	9,649,780	2,099,644	188,184,705
J. Frank Brown	904,600,129	2,655,969	1,628,382	188,184,705
Albert P. Carey	898,493,461	8,695,943	1,695,076	188,184,705
Armando Codina	892,086,231	13,785,363	3,012,886	188,184,705
Helena B. Foulkes	898,636,791	8,662,852	1,584,837	188,184,705
Linda R. Gooden	900,472,244	6,805,369	1,606,867	188,184,705
Wayne M. Hewett	903,918,575	3,494,210	1,471,695	188,184,705
Karen L. Katen	889,086,810	18,452,481	1,345,189	188,184,705
Craig A. Menear	874,227,198	29,018,640	5,638,642	188,184,705
Mark Vadon	901,819,287	5,374,140	1,691,053	188,184,705
Proposal 2: The appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2016 was ratified.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,084,024,329	10,521,578	2,523,278	N/A
Proposal 3: An advisory vote on executive compensation was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
880,129,455	23,467,244	5,287,781	188,184,705

Proposal 4: A shareholder proposal regarding the preparation of an employment diversity report was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
239,747,013	559,608,860	109,528,607	188,184,705
Proposal 5: A shareholder proposal to reduce the threshold for calling special shareholder meetings was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
381,308,430	523,206,130	4,369,920	188,184,705

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Teresa Wynn Roseborough
Name:	Teresa Wynn Roseborough
Title:	Executive Vice President, General Counsel & Corporate Secretary
Date: May 24, 2016

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